UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 6, 2017

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
MICHIGAN	0-17988	38-2367843

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, Neogen Corporation (the “Registrant”) announced that Ed Bradley had advised the company of his intentions to retire, effective the end of the calendar year, to pursue his personal interests. Bradley, vice president of Neogen’s Food Safety division, began his career with Neogen 23 years ago, and for the past 17 years has headed up most of the company’s food safety activities. Neogen has instituted a search for Bradley’s replacement, but in the meantime, he will continue to be available on a consulting basis to CEO John Adent.

A copy of the press release issued by the Registrant to announce the above is attached to this Current Report as Exhibit 99. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 99.1	Press Release issued by the Registrant on December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: December 8, 2017

/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO